                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 9, 2000 relating to the financial statements and financial statement schedule of Varian Medical Systems, Inc., which appears in Varian Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended September 29, 2000.




/s/ PricewaterhouseCoopers LLP


San Jose, California
March 14, 2001